[Thacher Proffitt LOGO]                              Thacher Proffitt & Wood LLP
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                                                     New York, NY 10281
                                                     212.912.7400

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                                                     www.tpw.com

                                 April 29, 2008

     Structured Asset Securities Corporation II
     745 Seventh Avenue
     New York, New York 10019

          Structured Asset Securities Corporation II (the "Registrant")
          Registration Statement on Form S-3, No. 333-141638
          LB-UBS Commercial Mortgage Trust 2008-C1, Commercial Mortgage
          Pass-Through Certificates, Series 2008-C1 Prospectus Supplement, dated
          April 29, 2008 (the "Prospectus Supplement"), including the related
          Prospectus, dated April 8, 2008 (the "Prospectus")

     Ladies and Gentlemen:

          We have acted as counsel to the Registrant in connection with the offer and sale of the certificates described above (the "Certificates").

          In rendering this opinion letter, we have examined the documents described above and such other documents as we have deemed necessary. We have also assumed the execution, authentication, offer and sale of the
     Certificates pursuant to and in accordance with the Prospectus, the related registration statement on Form S-3 (the "Registration Statement"), the related pooling and servicing agreement and the related underwriting agreement.

          In rendering this opinion letter, we do not express any opinion concerning any laws other than the federal laws of the United States, including without limitation the Internal Revenue Code of 1986, as amended
     (the "Code"), and the laws of the States of New York and, to the extent applicable, Delaware. We do not express any opinion herein with respect to any matter not specifically addressed in the opinions expressed below.

          The tax opinions set forth below are based upon the existing provisions of applicable law and regulations issued or proposed thereunder, published rulings and releases of applicable agencies or other governmental bodies and existing case law, any of which or the effect of any of which could change at any time. Any such changes may be retroactive in application and could modify the legal conclusions upon which such opinions are based.

          Based upon and subject to the foregoing, it is our opinion that:

          1.   The Certificates are legally issued, fully paid and
               non-assessable and entitled to the benefits of the related pooling and servicing agreement.

  New York, NY      Washington, DC   White Plains, NY   Summit, NJ   Mexico City, Mexico

     Structured Asset Securities Corporation II                           Page 2
     April 29, 2008

          2.   The descriptions of federal income tax consequences appearing under the heading "Federal Income Tax Consequences" in the
               Prospectus and the Prospectus Supplement, while not purporting to discuss all possible federal income tax consequences of
               investment in the Certificates, are accurate with respect to those tax consequences which are discussed, and we hereby adopt and confirm those descriptions as our opinions.

          To ensure compliance with requirements imposed by the U.S. Internal
     Revenue Service, any U.S. federal tax advice contained herein, as to which each taxpayer should seek advice based on the taxpayer's particular circumstances from an independent tax advisor, (i) is not intended or written to be used, and cannot be used, for the purpose of avoiding penalties under the Code and (ii) is written in connection with the promotion or marketing of the transaction or matters addressed herein.

          We hereby consent to the filing of this opinion letter by the
     Registrant in a Current Report on Form 8-K, without admitting that we are individually or collectively a "person whose profession gives authority to a statement made by him" within the meaning of Section 7(a) or 11(a)(4) of the Securities Act of 1933, as amended, or " experts" within the meaning of
     Section 11 thereof, with respect to any portion of the Registration
     Statement, including this opinion as an exhibit or otherwise.

                                        Very truly yours,

                                        /s/ Thacher Proffitt & Wood LLP